Exhibit 10.2

SECOND LOAN MODIFICATION AND WAIVER AGREEMENT

THIS SECOND LOAN MODIFICATION AND WAIVER AGREEMENT (this “Agreement”) is entered into as of August 21, 2023 (the “Modification Effective Date”), between REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (“Borrower”), and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”). Borrower and Lender are collectively referred to herein as the “Parties”.

RECITALS

A.
Lender extended to Borrower a revolving loan (the “Loan”) in the original maximum principal amount of Ten Million and no/100 Dollars ($10,000,000.00) pursuant to that certain Business Loan Agreement (Revolving Line of Credit and Term Loan Agreement), dated March 13, 2020, as amended by that certain First Loan Modification Agreement, dated March 4, 2022 (as amended from time to time, the “Loan Agreement”), and evidenced by that certain Promissory Note dated March 13, 2020, as amended by that certain First Loan Modification Agreement, dated March 4, 2022 (as amended from time to time, the “Note”), executed by Borrower and payable to the order of Lender, in the original stated principal amount of up to Ten Million and no/100 Dollars ($10,000,000.00).
B.
The Loan is secured by, among other things, that certain Pledge and Security Agreement, dated March 13, 2020 (the “Security Agreement”), made by Borrower in favor of Lender, which security interest is perfected by that certain UCC Financing Statement filed March 17, 2020, with the California Secretary of State, UCC Filing No. 207768391194 (the “Financing Statement”).
C.
The Loan is guaranteed by that certain Limited Guaranty dated March 13, 2020 (the “Guaranty”), executed by Michael R. Burwell, an individual (“Guarantor”), in favor of Lender.
D.
The Note, Loan Agreement, Security Agreement, Financing Statement, Guaranty and all other agreements, documents, or instruments originally evidencing, governing, securing, pertaining to, guaranteeing or otherwise relating to the Loan, as amended from time to time, are herein referred to as the “Loan Documents”.
E.
Pursuant to Section 6.18 of the Loan Agreement, Borrower is required to maintain a Debt Service Coverage Ratio of not less than 2.00 to 1.00, measured on a quarterly basis (the “DSCR Covenant”).
F.
Borrower has requested, and Lender has agreed, to waive the DSCR Covenant for the quarter ending on March 31, 2023 and to modify the Loan and the Loan Documents as provided in this Agreement.
G.
Capitalized terms used in this Agreement and not otherwise specifically defined shall have the meaning assigned to such terms in the Loan Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the Recitals set forth above which are incorporated herein by reference, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Acknowledgement of Debt. Borrower declares and acknowledges, for the specific reliance and benefit of Lender that, as of the Modification Effective Date, (a) Borrower has no right, claim, defense or right of offset of any kind or in any amount with respect to this Agreement, the Note, the Loan Agreement or any of the other Loan Documents, and (b) no amounts required to be paid by Borrower to Lender in connection with the execution and delivery of this Agreement shall be applied to or set off against the principal balance of the Note.
2.
Consent to Modification. In reliance upon the representations, warranties and covenants set forth herein by Borrower, but subject to the satisfaction of the conditions in Section 5 below, Lender hereby consents to this Agreement as of the Modification Effective Date. Lender’s consent to this Agreement is not intended to be, and shall not be construed as, a consent to any subsequent request or action which requires Lender’s consent pursuant to the terms of the Loan Documents.
3.
Borrower’s Reaffirmation of Obligations. As of the Modification Effective Date, Borrower hereby unconditionally confirms, ratifies and reaffirms the Loan and all of Borrower’s obligations under the Loan Agreement and all of the other Loan Documents, as modified by this Agreement, and agrees to continue to keep, observe and comply with all covenants, obligations, terms and conditions therein. Borrower hereby confirms, ratifies and reaffirms, as of the Modification Effective Date, all of the representations, warranties and covenants of Borrower contained in the Loan Documents, except to the extent expressly relating to a specific date.
4.
Limited Waiver of DSCR Covenant. Subject to the terms and conditions herein, Lender waives the DSCR Covenant solely for the reporting period ending March 31, 2023. Such waiver shall be effective as of March 31, 2023. Lender is not waiving and shall require Borrower’s compliance with the DSCR Covenant as amended by this Agreement, for all other reporting periods. This waiver does not waive any other rights or remedies that Lender may have pursuant to any agreement or law as a result of any violations past, present, or future of any agreement between the Borrower and Lender, and Lender reserves all rights, powers and remedies available to it. Borrower hereby acknowledges that Lender has made no agreement or commitment to waive the DSCR Covenant beyond the reporting period referenced above and upon any future violation of the DSCR Covenant, Lender shall have the immediate and unconditional right to exercise its rights and remedies under the Loan Documents.
5.
Modification of the Loan and Loan Documents. Subject to the satisfaction of all conditions set forth in Section 7 of this Agreement, as of the Modification Effective Date, the Loan Documents will be modified and amended as follows:
5.1
Modifications of the Loan Agreement:
(a)
Recital B of the Loan Agreement is hereby amended and restated in its entirety as follows:

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“B. Borrower has applied to Lender for credit in an amount not to exceed the Credit Limit (as defined below).”

(b)
Each of the following definitions are hereby added to Section 1 of the Loan Agreement in appropriate alphabetical order:

“Covenant Compliance Certificate” means a certificate executed by an officer of Borrower substantially in the form attached hereto as Exhibit F.”

“First Loan Reduction Triggering Event” means the first occurrence, following the Second Loan Modification Effective Date, of Borrower’s Adjusted Tangible Net Worth falling below Forty-Five Million Dollars ($45,000,000.00).

“Loan Reduction Triggering Event” means the First Loan Reduction Triggering Event, the Second Loan Reduction Triggering Event and the Third Loan Reduction Triggering Event.

“Second Loan Modification” means that certain Second Loan Modification and Waiver Agreement, dated as of August 21, 2023, entered into between Borrower and Lender.

“Second Loan Modification Effective Date” means the “Modification Effective Date” as such term is defined in the Second Loan Modification.

“Second Loan Reduction Triggering Event” means the first occurrence, following the Second Loan Modification Effective Date, of Borrower’s Adjusted Tangible Net Worth falling below Thirty-Five Million Dollars ($35,000,000.00).

“Third Loan Reduction Triggering Event” means the first occurrence, following the Second Loan Modification Effective Date, of Borrower’s Adjusted Tangible Net Worth falling below Thirty Million Dollars ($30,000,000.00).

(c)
The definition of “Commitment Term” in Section 1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Loan Term” means that period commencing on the date of this Agreement and expiring on the Maturity Date.

All references to “Commitment Term” in the Loan Documents are hereby revised to refer to the “Loan Term” as defined herein.

(d)
The definition of “Conversion Fee” in Section 1 of the Loan Agreement is hereby deleted in its entirety.

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(e)
The definition of “Credit Limit” in Section 1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Credit Limit” means Nine Million One Hundred Thousand and No/100 Dollars ($9,100,000.00,) except as reduced by a Loan Reduction Triggering Event as follows: (i) upon the occurrence of the First Loan Reduction Triggering Event, Five Million Two Hundred Fifty Thousand and No/100 Dollars ($5,250,000.00), (ii) upon the occurrence of the Second Loan Reduction Triggering Event, Three Million and No/100 Dollars ($3,000,000.00), and (iii) upon the occurrence of the Third Loan Reduction Triggering Event, Zero Dollars ($0).”

(f)
The definition of “EBITDA” in Section 1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“EBITDA” shall mean, at any given time, the sum of (a) the Net Operating Income, (b) all depreciation and amortization expenses deducted in determining the Net Operating Income, (c) interest paid on all indebtedness and monetary obligations deducted in determining Net Operating Income, (d) the aggregate amount of federal and state income taxes on or measured by income of Parent that were deducted in determining the Net Operating Income, and (e) any one-time expense paid in relation to the Borrower’s winding-down as an investment fund, all as determined in accordance with GAAP.

(g)
Section 4.1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“4.1.1 Revolving Line of Credit. Prior to the Second Loan Modification Effective Date, Lender made certain Advances to Borrower from time to time hereunder, which Advances were of a revolving nature and were able to be made, repaid, and remade from time to time. Pursuant to the Second Loan Modification, the parties agreed that from and after the Second Loan Modification Effective Date, notwithstanding anything to the contrary in any of the Loan Documents, Borrower shall not be entitled to receive any Advances under the Loan.”

(h)
Section 4.1.1.1 (Maximum Amount of Advances) of the Loan Agreement is hereby deleted in its entirety.
(i)
Section 4.1.1.2 (Method for Request for Advances) of the Loan Agreement is hereby deleted in its entirety.
(j)
Section 6.5 (Reporting Requirements) of the Loan Agreement is hereby amended to insert the following provision:

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“6.5.11 As soon as available, but in any event no later than forty-five (45) days after the end of each quarter during each of Borrower’s fiscal years, Borrower shall provide to Lender a Covenant Compliance Certificate with respect to such reporting period.”

(k)
Effective as of June 30, 2023, Section 6.17 (Tangible Net Worth) of the Loan Agreement is hereby deleted in its entirety.
(l)
Section 6.18 (Debt Service Coverage Ratio) of the Loan Agreement is hereby amended and restated as follows:

“6.18 Debt Service Coverage Ratio. Borrower shall at all times maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.00, which shall be measured on a quarterly basis commencing with the quarter ending on June 30, 2023. In the event the Debt Service Coverage Ratio falls below 1.25 to 1.00 at any time, Lender agrees to not accelerate repayment of the Loans pursuant to Section 8.1 so long as no other Event of Default has occurred; provided that Lender expressly reserves the right to accelerate repayment of the Loans upon the occurrence of an additional Event of Default.”

(m)
Section 6.21 (Loan Delinquency) of the Loan Agreement is hereby amended and restated as follows:

“6.21 Loan Delinquency. Borrower shall maintain a loan payment delinquency rate of less than 50.0%, measured on a quarterly basis, commencing with the quarter ending June 30, 2023. Such loan delinquency rate shall be calculated by taking the sum of all Borrower Loans with payments over 61-days past due, less loan loss reserves divided by the total outstanding Borrower Loans. Within thirty (30) days of each calendar quarter end, Borrower shall deliver to Lender a quarterly loan tape for its entire Borrower’s Loan Portfolio, and any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable opinion and judgment, evidencing Borrower’s compliance with this Section 6.21. In the event the loan payment delinquency rate exceeds 50.0% as of the end of any quarter, Lender agrees to not accelerate repayment of the Loans pursuant to Section 8.1 so long as no other Event of Default has occurred. Notwithstanding anything herein to the contrary, Borrower shall have no obligation to maintain a loan payment delinquency rate upon the occurrence of the outstanding principal balance having been reduced to below Five Million Dollars ($5,000,000.00).”

(n)
Exhibit F (Form of Covenant Compliance Certificate) is hereby added to the Loan Agreement in the form of Schedule 1 attached hereto.

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5.2
Modifications of the Note:
(a)
The face amount of the Note is hereby amended to delete “$10,000,000.00” and insert in lieu thereof “$9,100,000.00, subject to reduction in accordance with the definition of “Credit Limit” in the Loan Agreement”.
(b)
The preamble of the Note is hereby amended to delete “TEN MILLION AND NO/100 Dollars ($10,000,000.00) and insert in lieu thereof “NINE MILLION ONE HUNDRED THOUSAND AND NO/100 Dollars ($9,100,000.00), subject to reduction in accordance with the definition of “Credit Limit” in the Loan Agreement.
(c)
The entire Section of the Note entitled “ADVANCES” is hereby amended and restated in its entirety as follows:

“ADVANCES. Prior to the Second Loan Modification Effective Date, Lender made certain Advances to Borrower from time to time hereunder, which Advances were of a revolving nature and were able to be made, repaid, and remade from time to time. Pursuant to the Second Loan Modification, the parties agreed that from and after the Second Loan Modification Effective Date, notwithstanding anything to the contrary in any of the Loan Documents, Borrower shall not be entitled to receive any Advances under the Loan, and any principal amounts repaid or prepaid by Borrower may not be re-borrowed.”

(d)
The entire Section of the Note entitled “INTEREST RATE” and the paragraphs immediately following such paragraph are hereby amended and restated in their entirety as follows:

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“INTEREST RATE. Except as provided in the final paragraph of this Section and the Section entitled DEFAULT RATE below, the principal balance outstanding hereunder from time to time shall bear interest at the Note Rate. The Note Rate shall be equal to the greater of: (i) Ameribor Rate plus three and one-quarter percent (3.25%), which interest rate shall change when and as the Ameribor Rate changes; or (ii) five percent (5.00%) per annum (the “Floor”). “Ameribor Rate” means the 30 day American Interbank Offered Rate Term-30 Index (“Ameribor”) which is published for loans in United States Dollars by the American Financial Exchange and is obtained by Lender from Bloomberg Financial Services Systems with the code AMBOR30T (or, if no longer available, any similar or successor publication selected by Lender). The Ameribor Rate shall initially be determined on the date that is two U.S. Government Securities Business Days immediately before the date of this Agreement and shall thereafter be adjusted monthly on the first day of each calendar month to be the Ameribor Rate determined by Lender to be in effect on the date that is two U.S. Government Securities Business Days prior to the first day of each calendar month. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

If Lender determines (which determination shall be conclusive absent manifest error) that either of the following has occurred: (i) Ameribor ceases to exist or is no longer available; or (ii) a public announcement by the regulatory supervisor for the administrator of Ameribor, or a determination made by Lender, that Ameribor is no longer representative, then commencing on the next reset date, the interest rate hereunder shall be replaced with such alternate base rate and spread (collectively, “Benchmark Replacement”) as Lender determines in its sole discretion to be most comparable to the then-current interest rate. If the Benchmark Replacement as determined pursuant to this paragraph would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Note and the other Loan Documents.

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In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes, such as changes to the definitions of “Business Day,” “Interest Period,” or timing and frequency of determining rates and making payments of interest, that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents).

Subject to the terms and conditions of Section 4.12 of the Loan Agreement, Borrower has the option to convert the Loan to a two (2) year term loan (the “Term Loan”).

Notwithstanding the foregoing, and pursuant to the terms of the Loan Agreement, should the Compensating Balance Amount (as defined in the Loan Agreement) fail to be maintained on any date during any calendar quarter (i.e., December 31, March 31, June 30 and September 30) during the term of the Loan (“Quarter”), the Note Rate that is applicable during such Quarter shall automatically be increased by one-quarter of one percent (0.25%) over the Note Rate that would otherwise be applicable for the next Quarter, retroactive to the beginning of such Quarter for the entirety of such Quarter (“Increased Rate”), which shall be payable as provided in the Section entitled PRINCIPAL AND INTEREST PAYMENTS below. Borrower shall pay to Lender, within ten (10) Business Days upon demand by Lender, an amount equal to the additional interest accruing under this Note during such Quarter by reason of the Increased Rate.

(e)
The entire Section of the Note entitled “PRINCIPAL AND INTEREST PAYMENTS” is hereby amended and restated in its entirety as follows:

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“PRINCIPAL AND INTEREST PAYMENTS. Commencing on April 1, 2020, and continuing on the same day of each and every calendar month thereafter until the Maturity Date (as defined hereinafter), Borrower shall pay to Lender interest due, in arrears, based upon the actual number of days elapsed for that monthly period. In addition, Borrower shall pay Lender principal payments as may be necessary to ensure that the outstanding principal balance of the Note does not exceed the Availability, in each case in accordance with the terms of the Loan Agreement.

In the event the Loan is converted to the Term Loan pursuant to Section 4.12 of the Loan Agreement, then:

(a) Commencing on April 1, 2024, and continuing on the same day of each and every calendar month thereafter until the Maturity Date (as extended pursuant to Section 4.12 of the Loan Agreement), Borrower shall pay to Lender monthly installment payments of principal and interest in an amount sufficient to fully amortize the outstanding principal balance of this Note over a one hundred twenty (120) month period (measured for a 120 month period commencing as of the Conversion Date), with interest calculated using the Note Rate; and

(b) In addition to the monthly installment payments of principal and interest, as set forth in clause (a) above, commencing on June 1, 2024, and continuing on the last day of each March, June, September and December, Borrower shall pay to Lender quarterly installment payments of principal, each in an amount equal to twelve and one-half percent (12.50%) of the outstanding principal balance of this Note as of the Conversion Date.

Upon the Maturity Date, the entire unpaid obligation outstanding under this Note, the Loan Agreement and any other Loan Documents shall become due and payable in full.

All payments due hereunder, including payments of principal and/or interest, shall be made to Lender in United States Dollars and shall be in the form of immediately available funds acceptable to the holder of this Note.”

5.3
Modifications of the Guaranty. Recital A of the Guaranty is hereby amended to delete “Ten Million and No/100 Dollars ($10,000,000.00)” and insert in lieu thereof “Nine Million One Hundred Thousand and No/100 Dollars ($9,100,000.00), subject to reduction in accordance with the definition of “Credit Limit” in the Loan Agreement”.

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6.
Restrictions on Advances. Notwithstanding anything to the contrary in any of the Loan Documents, from and after the Modification Effective Date, Borrower shall not be entitled to receive any Advances under the Loan.
7.
Conditions Precedent to Effectiveness. Notwithstanding any other conditions that may be imposed upon Borrower by Lender in Lender’s sole discretion, this Agreement shall be effective only upon satisfaction of the following:
(a)
After giving effect to the waiver of DSCR Covenant for the calendar quarter ending March 31, 2023, there shall be no Event of Default by Borrower or Guarantor under any of the Loan Documents.
(b)
Borrower and Guarantor shall sign and deliver to Lender this Agreement and such other documents and instruments as Lender shall reasonably require to carry out the purpose of this Agreement.
(c)
Payment of any actual, out-of-pocket fees and costs of Lender in connection with the preparation, negotiation, administration and execution of this Agreement including, but not limited to, reasonable attorneys’ fees, and other costs and fees of other professionals retained by Lender.
8.
Effect of Modification; No Novation. The Loan Documents are amended and modified as set forth in this Agreement. To the extent not expressly modified herein, all other terms of the Loan Documents shall remain in full force and effect and Borrower hereby expressly agrees to be bound thereby. The terms and conditions of the Loan Documents, and the indebtedness evidenced thereby, are and will remain in full force and effect, as modified by this Agreement, and this Agreement shall not constitute a novation. All such indebtedness shall continue to be secured by, among other things, the Loan Agreement (as the same may be modified or amended herein and from time to time).
9.
Borrower’s Representations and Warranties. Borrower represents and warrants to Lender that: (a) Borrower is a limited partnership, organized and existing under the laws of the State of California, in good standing, and that Borrower has the full power and authority to make the agreements contained herein without the joinder or consent of any other party; (b) that the person or persons signing this Agreement and all other documents related hereto, on behalf of Borrower has full authority to bind Borrower; and (c) the execution, delivery, and performance of this Agreement and of the other documents related hereto will not contravene or constitute a default under any mortgage, deed of trust, loan agreement, indenture or other agreement to which Borrower is a party or by which Borrower or any of its property is bound.

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10.
Release, Settlement, Compromise, and Waiver of Other Claims. In consideration of the modification of the Loan Documents as herein provided, Borrower hereby compromises, releases, waives, relinquishes, and forever discharges Lender, as well as Lender’s successors, assigns, agents, officers, directors, employees, attorneys, and representatives, of and from any and all claims, demands, statutory and common law actions and causes of action of any and every kind or character, whether known or unknown, which Borrower may have against such persons or entities, arising out of or with respect to any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of such persons or entities, including but not limited to any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, or conspiracy, but in each case only to the extent permitted by applicable law.
11.
Binding Effect. This Agreement shall be binding upon the Parties and their respective heirs, executors, administrators, successors, permitted assigns and representatives.
12.
Accuracy of Information. All written information provided by Borrower or Guarantor to Lender in furtherance of the transactions contemplated by this Agreement or in or accompanying any loan application, financial statement, certificate, or other documents, and all other written information delivered by or on behalf of Borrower or Guarantor in connection with this Agreement is correct and complete in all material respects as of the date of such information, and to Borrower's knowledge, there are no omissions in any of the information that result in such information being materially incomplete, incorrect, or misleading as of the date of such information. All financial statements (other than projections) where prepared in accordance with GAAP and accurately present the financial condition of Borrower and Guarantor.
13.
Ratification. Borrower hereby ratifies and affirms all of the Loan Documents to which it is a party and all of its respective agreements, obligations, promises and waivers as made and agreed and contained therein, as modified by this Agreement, all of which shall remain in full force and effect.
14.
No Impairment of Lien; No Satisfaction. Nothing set forth herein shall affect the priority or extent of the lien of the Loan Agreement or any of the other Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be, or after the Modification Effective Date may become, liable, primarily or secondarily, under the Loan Documents. This Agreement does not, and shall not be deemed or construed to, constitute the creation of new indebtedness or the satisfaction, discharge or extinguishment of the debt secured by the Loan Documents.
15.
Choice of Law/Venue. This Agreement shall be construed, governed by and venue shall be elected according to the laws and venue set forth in the Loan Documents.

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16.
Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by applicable law. If any provisions of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.
17.
Modification of this Agreement. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the Parties.
18.
Complete Agreement. This Agreement represents the complete agreement among the Parties with regard to the subject matter hereof, and there are no representations, covenants, warranties, agreements or conditions, oral or written, between the Parties hereto with regard to the subject matter hereof not set forth in this Agreement.
19.
Headings. Section, paragraph or other headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.
20.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when taken together shall be deemed an original constituting one and the same document.
21.
No Fiduciary Relationship. Borrower agrees that Lender has no fiduciary or similar obligations to Borrower and that their relationship is strictly that of creditor and debtor. Nothing contained in this Agreement or in any of the other Loan Documents shall be deemed or construed to create a partnership, joint venture or other association between Lender and Borrower. Lender shall not be in any way responsible or liable for the debts, losses, obligations or duties of Borrower with respect to the Collateral or otherwise by virtue of the Loan.
22.
Time of Essence. Time shall be of the essence with respect to this Agreement and each and every provision hereof.
23.
Supremacy Clause. It is hereby agreed that the terms and conditions of the Note, the Loan Agreement and the other Loan Documents, as amended, modified and supplemented by this Agreement, shall remain in full force and effect and shall be binding upon Borrower. It is understood and agreed that in the event there are any conflicting or omitted provisions or variations between the terms, conditions, rights or remedies in the Note, the Loan Agreement or any other Loan Document (other than this Agreement) and the terms of this Agreement, this Agreement shall prevail and control in each instance. A default under the terms and conditions of this Agreement shall constitute an Event of Default under the other Loan Documents.
24.
Further Assurances. Borrower shall cooperate with Lender and shall execute and deliver, or cause to be executed and delivered, all such other documents and instruments, and shall take all such other action that Lender may reasonably request from time to time in order to accomplish and satisfy the provisions and purposes of this Agreement, including such confirmations and/or corrective instruments as Lender may reasonably require.

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25.
Consultation with Legal Counsel. Borrower acknowledges that it (a) has consulted with, or has had the opportunity to consult with, independent legal counsel of its choice prior to entering into this Agreement, (b) has reviewed this Agreement in its entirety, (c) understands the effect of this Agreement, (e) enters into this Agreement freely and without duress or coercion; and (f) has not received any legal or tax advice from Lender or Lender’s legal counsel in regard to the effect of the Agreement.
26.
Post-Closing Expenses. In addition to, at Lender’s option, reimbursement of Lender for its third-party fees, charges and expenses incurred by Lender (including the fees, charges and expenses of Lender’s legal counsel) incurred through the Modification Effective Date, Borrower agrees that it will, within ten (10) days after request by Lender, reimburse Lender for any additional third-party fees, charges and expenses incurred by Lender (including the fees, charges and expenses of Lender’s legal counsel) in connection with this Agreement or the Loan subsequent to the Modification Effective Date, including, without limitation, any such amounts incurred by Lender in the enforcement of this Agreement and the other Loan Documents and for inspections, appraisals, reports and assessments in connection therewith. The reimbursement obligations under this Section shall survive any termination of this Agreement or any of the other Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have executed this First Loan Modification Agreement as of the Modification Effective Date.

BORROWER:

REDWOOD MORTGAGE INVESTORS VIII,
a California limited partnership

By: /s/ Michael R. Burwell
Name: Michael R. Burwell
Title: General Partner

LENDER:

WESTERN ALLIANCE BANK,
an Arizona corporation

By: /s/ Josh Ormiston
Name: Josh Ormiston
Title: Vice President

[SIGNATURE PAGE TO SECOND LOAN MODIFICATION AND WAIVER AGREEMENT]

[SCHEDULE 1 TO SECOND LOAN MODIFICATION AND WAIVER AGREEMENT]

EXHIBIT F

COMPLIANCE CERTIFICATE

BORROWER:	Redwood Mortgage Investors VIII, LP
LENDER:	Western Alliance Bank, an Arizona corporation
TODAY’S date:	____/____/20__
Reporting PERIOD ENDED:	____/____/20__

This certificate is delivered to Lender under the Business Loan Agreement dated effective as of March 13, 2020 with any and all subsequent Loan Modifications between Borrower and Western Alliance Bank, an Arizona corporation (the “Agreement”), all the defined terms of which have the same meanings when used herein.

I hereby certify that: (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting officer of Borrower designated below; (b) to the best of my knowledge, the financial statements of Borrower from the period shown above (the “Reporting Period”) and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of Borrower as of the end of the Reporting Period and the results of its operations for the Reporting Period; (c) all of the representations and warranties made by Borrower in Section 3 of the Agreement are true and correct in all material respects on the date of this certificate as if made on this date; (d) a review of the Agreement and of the activities of Borrower during the Reporting Period has been made under my supervision with a view to determining Borrower’s compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Default or Event of Default, except as disclosed herein (which specifies the nature and period of existence of each Default or Event of Default, if any, and what action Borrower has taken, is taking, and proposes to take with respect to each); and (e) the calculations described herein evidence that Borrower is in compliance with the requirements of the Agreement at the end of the Reporting Period (or if Borrower is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions Borrower proposes to take with respect thereto).

Borrower: Redwood Mortgage Investors VIII, LP
By:
Name:
Title:

[SCHEDULE 1 TO SECOND LOAN MODIFICATION AND WAIVER AGREEMENT]

All financial calculations set forth herein are as of the end of the Reporting Period and calculated in accordance with the Agreement.

I.
TANGIBLE NET WORTH (Section 1 of the Loan Agreement)

The Tangible Net Worth for Redwood Mortgage Investors VIII, LP is:
Total Assets	$
Minus: Intangible Assets	$
Minus: Total Liabilities	$
TANGIBLE NET WORTH	$
REQUIRED MINIMUM	$30,000,000.00
In compliance?	FORMCHECKBOX Yes FORMCHECKBOX No

*TNW ≤ $50,000,000 ˃ $45,000,000 = RLOC Commitment is $9,100,000.

*TNW ≤ $49,999,999 ˃ $35,000,000 = RLOC Commitment decreased to $5,250,000

*TNW ≤ $34,999,999 ˃ $30,000,000 = RLOC Commitment decreased to $3,000,000

*TNW ≤ $30,000,000 = RLOC will be paid off in full.

II.
DEBT SERVICE COVERAGE RATIO (Section 6.18 of the Loan Agreement)

Debt Service Coverage Ratio for Redwood Mortgage Investors VIII, LP is:
EBITDA for the previous 3 calendar months (Trailing-Quarter)	$
Divided by: Debt Service	$
DEBT SERVICE COVERAGE RATIO	____:1.00
MINIMUM REQUIRED	1.25:1.00
In compliance?	FORMCHECKBOX Yes FORMCHECKBOX No

[SCHEDULE 1 TO SECOND LOAN MODIFICATION AND WAIVER AGREEMENT]

III.
LOAN DELINQUENCY RATIO (Section 6.21 of the Loan Agreement)

Loan Delinquency Ratio for Redwood Mortgage Investors VIII, LP is:
Total principal balance of Delinquent Notes over 61-days:	$
Divided by: Total outstanding principal balance of all Notes	$
LOAN DELINQUENCY RATIO	____%
MAXIMUM PERMITTED (when RLOC balance ≥ $5,000,000)	50.0%
In compliance?	FORMCHECKBOX Yes FORMCHECKBOX No

IV.
OTHER REQUESTED INFORMATION

Total Other Indebtedness to Borrower (Section 6.15):	$
Financial Reporting Requirements Current?	FORMCHECKBOX Yes FORMCHECKBOX No

V.
DEFAULTS OR EVENTS OF DEFAULT

Disclose nature and period of existence and action being taken in connection therewith; if none, write “None”: ___________________________________________________________________

_______________________________________________________________________________

[SCHEDULE 1 TO SECOND LOAN MODIFICATION AND WAIVER AGREEMENT]

CONSENT AND AGREEMENT OF GUARANTOR

With respect to the SECOND LOAN MODIFICATION AND WAIVER AGREEMENT dated as of August 21, 2023 (the “Agreement”) between REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (“Borrower”), WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), the undersigned (“Guarantor”) agrees for the benefit of Lender as follows:

1. Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) that certain Limited Guaranty dated March 13, 2020 (the “Guaranty”), by Guarantor for the benefit of Lender, as modified by the Agreement, (B) any other agreements, documents or instruments evidencing or Loan executed by the Guarantor, as modified by the Agreement. The Guaranty and such other agreements, documents or instruments are collectively referred to as the “Guarantor Documents”. All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Guaranty.

2. Guarantor consents to the modification of the Loan Documents and all other matters as set forth in the Agreement.

3. Guarantor hereby compromises, releases, waives, relinquishes, and forever discharges Lender, as well as Lender’s successors, assigns, agents, officers, directors, employees, attorneys, and representatives, of and from any and all claims, demands, statutory and common law actions and causes of action of any and every kind or character, whether known or unknown, which Guarantor may have against such persons or entities, arising out of or with respect to any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of such persons or entities, including but not limited to any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, or conspiracy, but in each case only to the extent permitted by applicable law.

4. Guarantor hereby ratifies and affirms all of the Guarantor Documents and all of its respective agreements, obligations, promises and waivers as made and agreed and contained therein, as modified by the Agreement, all of which shall remain in full force and effect.

5. Guarantor declares and acknowledges, for the specific reliance and benefit of Lender, that as of the date hereof, Guarantor has no right, claim, defense or right of offset of any

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kind or in any amount with respect to the Guarantor Documents.

6. Guarantor hereby confirms, ratifies and reaffirms, as of the date hereof, all of the representations, warranties and covenants of Guarantor contained in the Guarantor Documents, except to the extent expressly relating to a specific date.

7. Guarantor shall cooperate with Lender and shall execute and deliver, or cause to be executed and delivered, all such other documents and instruments, and shall take all such other action that Lender may reasonably request from time to time in order to accomplish and satisfy the provisions and purposes of this Consent and Agreement of Guarantor, including such confirmations and/or corrective instruments as Lender may reasonably require.

8. Guarantor acknowledges that Guarantor (a) has consulted with, or has had the opportunity to consult with, independent legal counsel of its choice prior to entering into this Consent and Agreement of Guarantor, (b) has reviewed the Agreement in its entirety and this Consent and Agreement of Guarantor, (c) understands the effect of the Agreement and this Consent and Agreement of Guarantor, (d) enters into this Consent and Agreement of Guarantor freely and without duress or coercion; and (e) has not received any legal or tax advice from Lender or Lender’s legal counsel in regard to the effect of this Consent and Agreement of Guarantor.

DATED as of the date of Modification Effective Date in the Agreement.

GUARANTOR:

/s/ Michael R. Burwell

MICHAEL R. BURWELL, an individual

[SIGNATURE PAGE TO CONSENT AND AGREEMENT OF GUARANTOR]